     As Filed With the Securities and Exchange Commission on August 8, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


--------------------------------------------------------------------------------



                            MARSH SUPERMARKETS, INC.
             (Exact name of registrant as specified in its charter)

                   INDIANA                              35-0918179
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        9800 CROSSPOINT BOULEVARD
          INDIANAPOLIS, INDIANA                         46256-3350
(Address of Principal Executive Offices)                (Zip Code)

                    1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                P. LAWRENCE BUTT
                  SENIOR VICE PRESIDENT, COUNSEL AND SECRETARY
                            MARSH SUPERMARKETS, INC.
                            9800 CROSSPOINT BOULEVARD
                        INDIANAPOLIS, INDIANA 46256-3350
                                 (317) 594-2100
            (Name, Address, including Zip Code, and Telephone Number,
             including Area Code, of Registrant's Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                           Proposed maximum      Proposed maximum
  Title of securities    Amount to be     offering price per    aggregate offering      Amount of
   to be registered      registered(1)         share(2)               price          registration fee
-------------------------------------------------------------------------------------------------------
Class A & B                 150,000            $15.125              $2,268,750             $600
Common Stock,
no par value per
share, and
associated rights
=======================================================================================================

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, the amount to be registered includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(i) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant's Class A Common Stock as reported on NASDAQ on August 3, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Marsh Supermarkets, Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference as of their respective dates:

         (1) Marsh's Annual Report on Form 10-K for the fiscal year ended April 1, 2000;

         (2) Marsh's Quarterly Report on Form 10-Q for the quarter ended June 24, 2000;

         (3) The description of Marsh's Class A Common Stock, no par value per share, contained in Marsh's Registration Statement on Form 8-A/A filed with the SEC on August 8, 2000, including all amendments and reports filed for the purpose of updating that description before the offering of the Class A Common Stock offered under this registration statement is terminated;

         (4) The description of Marsh's Class B Common Stock, no par value per share, contained in Marsh's Registration Statement on Form 8-A/A filed with the SEC on August 8, 2000, including all amendments and reports filed for the purpose of updating that description before the offering of the Class B Common Stock offered under this registration statement is terminated; and

         (5) The description of Marsh's Right to Purchase Preferred Stock contained in its Registration Statement on Form 8-A/A filed with the SEC on August 8, 2000, including all amendments and reports filed for the purpose of updating that description before the offering of the Right to Purchase Common Stock offered hereby under this registration statement is terminated.

         All documents filed by Marsh under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of those documents. Any statements contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or replaced for purposes of this registration statement to the extent that a statement contained in this registration statement (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this registration statement) modifies or replaces that statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Chapter 37 of the Indiana Business Corporation Law provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (1) that person acted in good faith; (2) in the case of conduct in that person's official capacity with the corporation, he reasonably believed his conduct was in the corporation's best interests; (3) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (4) in connection with any criminal proceeding, that person either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

         The IBCL also requires a corporation to indemnify a director or an officer in the defense of any proceeding where he or she is wholly successful on the merits or otherwise, and was made a party to the action or proceeding because of his or her position as a director or officer. Under these circumstances, a corporation must indemnify the director or officer against reasonable expenses incurred by the director or officer in connection with the proceeding.

         In addition, the IBCL provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director or officer before a proceeding is finally resolved if: (1) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for permissive indemnification; (2) the director or officer furnishes the corporation a written undertaking executed personally or on the director or officer's behalf to repay the advance if it is ultimately determined that the director or officer did not meet the required standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the IBCL.

         Marsh is required by its Restated Articles of Incorporation to indemnify persons who are made a party to any suit, action, or proceeding because his or her testator or intestate is or was an officer, director or employee of Marsh. Marsh must also indemnify persons who are made a party to any suit, action, or proceeding because his or her testator serves or served as an officer, director, or employee of a corporation other than Marsh at the request of Marsh. Under these circumstances, Marsh must indemnify the party against the reasonable expenses, including attorneys' fees, incurred by him or her in connection with the defense of that action, suit, or proceeding, or in connection with any appeal. However, Marsh is not required to indemnify a person described above where the officer, director, or employee is judged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duties. According to Marsh's Restated Articles of Incorporation, it may reimburse any director, officer, or employee for the reasonable costs of settlement of any such action, suit or proceeding described above, if a majority of a committee of the board of directors not involved in the matter in controversy (whether or not a quorum) determines: (1) that agreeing to a settlement serves the best interests of Marsh; and (2) that the director, officer, or employee was not guilty of negligence or misconduct. Marsh's Articles of Incorporation provide a nonexclusive list of a director's, officer's or employee's rights of indemnification and reimbursement.

         Marsh has entered into indemnification agreements with its directors and officers which may provide for indemnification against other liabilities, including liabilities under the Securities Act of 1933, other than as provided by the IBCL and the Restated Articles of Incorporation. In addition, Marsh maintains directors' and officers' liability insurance which may cover liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

         Exhibit 4.1 1999 Outside Directors' Stock Option Plan (incorporated herein by reference to Exhibit A to Registrant's Proxy Statement for the Annual Meeting of Shareholders held August 3, 1999)

         Exhibit 4.2 Articles V, VI and VII of the Company's Restated Articles of Incorporation, as amended as of May 15, 1991 (incorporated herein by reference to Form 10-K for the year ended March 30, 1991)

         Exhibit 4.3 Articles I and IV of the Company's By-Laws, as amended as of August 7, 1990 (incorporated herein by reference to Form 10-Q for the quarter ended January 5, 1991)

         Exhibit 4.4 Agreement of the Company to furnish a copy of any agreement relating to certain long-term debt and leases to the Securities and Exchange Commission upon its request (incorporated herein by reference to Form 10-K for the year ended March 27, 1987)

         Exhibit 4.5 Note Agreement, dated as of May 1, 1988, for $25,000,000 9.48% Senior Notes due June 30, 2003 (incorporated herein by reference to Form 10-Q for the quarter ended June 25, 1988)

         Exhibit 4.6 Amended and Restated Rights Agreement, dated as of December 24, 1998 between Marsh Supermarkets, Inc. and National City Bank, as rights agent (incorporated herein by reference to Form 8-K dated December 24, 1998)

         Exhibit 4.7 Note Agreement, dated as of October 15, 1992, for $35,000,000 8.54% Senior Notes, Series A, due December 31, 2007 and $15,000,000 8.13% Senior Notes, Series B,
                        due December 31, 2004 (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

         Exhibit 4.8 Indenture dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society National Bank, as Trustee, including form of Indenture for $17,500,000 7% Convertible Subordinated Debentures, due 2003 (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

         Exhibit 4.9 Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $35,000,000 8.54% Senior
                        Notes, Series A, due December 31, 2007, and $15,000,000 8.13% Senior Notes, Series B, due December 31, 2004 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

         Exhibit 4.10 Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $25,000,000 9.48% Senior
                        Notes, due June 30, 2003 (incorporated herein by reference to Form 10-K for the year ended March 29,
                        1997)

         Exhibit 4.11 Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, for $150,000,000 8 7/8% Senior Subordinated Notes, due 2007 (incorporated herein by reference to Registration Statement on Form S-4 (File No. 333-34855))

         Exhibit 4.12 First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated December 31, 1997 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

         Exhibit 4.13 Second Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated January 28, 2000 (incorporated herein by reference to Form 10-K for the year ended April 1, 2000)

         Exhibit 4.14 Third Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated June 22, 2000 (incorporated herein by reference to Form 10-K for the year ended April 1, 2000)

         Exhibit 4.15 Credit Agreement between Marsh Supermarkets, Inc. and certain of its subsidiaries and The

                        Provident Bank, as Agent and Arranger, dated June 23, 2000 (incorporated herein by reference to Form 10-K for the year ended April 1, 2000)

         Exhibit 23     Consent of Ernst & Young LLP

         Exhibit 24 Power of Attorney (included on signature page to this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Marsh's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Marsh pursuant to the foregoing provisions, or otherwise, Marsh has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Marsh of expenses incurred or paid by a director, officer, or controlling person of Marsh in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Marsh will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Marsh certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 8th day of August, 2000.


                                    MARSH SUPERMARKETS, INC.



                                    By: /s/ Don E. Marsh
                                        ----------------------------------------
                                        Don E. Marsh
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints P. Lawrence Butt and Douglas W. Dougherty, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 8th day of August, 2000.

              Signature                                Title
              ---------                                -----


/s/ Don E. Marsh
--------------------------------------
Don E. Marsh                                 Chairman of the Board of
                                             Directors, President and Chief
                                             Executive Officer
/s/ Douglas W. Dougherty
--------------------------------------
Douglas W. Dougherty                         Senior Vice President, Chief
                                             Financial Officer and Treasurer
/s/ Mark A. Varner
--------------------------------------
Mark A. Varner                               Vice President - Corporate
                                             Controller
/s/ P. Lawrence Butt
--------------------------------------
P. Lawrence Butt                             Senior Vice President,
                                             Counsel, Secretary and

/s/ Garnet R. Marsh
--------------------------------------
Garnet R. Marsh                              Director

              Signature                                Title
              ---------                                -----


/s/ William L. Marsh
--------------------------------------
William L. Marsh                             Senior Vice President -
                                             Property Management and
                                             Director
/s/ Catherine A. Langham
--------------------------------------
Catherine A. Langham                         Director

/s/ Charles R. Clark
--------------------------------------
Charles R. Clark                             Director

/s/ Stephen M. Huse
--------------------------------------
Stephen M. Huse                              Director

/s/ James K. Risk III
--------------------------------------
James K. Risk III                            Director

/s/ K. Clay Smith
--------------------------------------
K. Clay Smith                                Director

/S/ J. Michael Blakley
--------------------------------------
J. Michael Blakley                           Director

                                  EXHIBIT INDEX

Exhibit 4.1 1999 Outside Directors' Stock Option Plan (incorporated herein by reference to Exhibit A to Registrant's Proxy Statement for the Annual Meeting of Shareholders held August 3, 1999)

Exhibit 4.2       Articles V, VI and VII of the Company's Restated Articles
                  of Incorporation, as amended as of May 15, 1991 (incorporated herein by reference to Form 10-K for the year ended March 30,
                  1991)

Exhibit 4.3 Articles I and IV of the Company's By-Laws, as amended as of August 7, 1990 (incorporated herein by reference to Form 10-Q for the quarter ended January 5, 1991)

Exhibit 4.4 Agreement of the Company to furnish a copy of any agreement relating to certain long-term debt and leases to the Securities and Exchange Commission upon its request (incorporated herein by reference to Form 10-K for the year ended March 27, 1987)

Exhibit 4.5 Note Agreement, dated as of May 1, 1988, for $25,000,000 9.48% Senior Notes due June 30, 2003 (incorporated herein by reference to Form 10-Q for the quarter ended June 25, 1988)

Exhibit 4.6       Amended and Restated Rights Agreement, dated as of
                  December 24, 1998, between Marsh Supermarkets, Inc. and National City Bank, as rights agent (incorporated herein by reference to Form 8-K, dated December 24, 1998)

Exhibit 4.7 Note Agreement, dated as of October 15, 1992, for $35,000,000 8.54% Senior Notes, Series A, due December 31, 2007 and $15,000,000 8.13% Senior Notes, Series B, due December 31, 2004 (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

Exhibit 4.8 Indenture dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society National Bank, as Trustee, including form of Indenture for $17,500,000 7% Convertible Subordinated Debentures, due 2003 (incorporated herein by reference to Registration Statement on Form S-2 (File No. 53-56738))

Exhibit 4.9 Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $35,000,000 8.54% Senior Notes,
                  Series A, due December 31, 2007, and $15,000,000 8.13% Senior Notes, Series B, due December 31, 2004 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

Exhibit 4.10 Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $25,000,000 9.48% Senior Notes, due June 30, 2003 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

Exhibit 4.11 Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company as trustee, for $150,000,000 8.7/8% Senior Subordinated Notes, due 2007 (incorporated herein by reference to Registration Statement on Form S-4 (File No. 333-34855))

Exhibit 4.12      First Supplemental Indenture between Marsh Supermarkets,
                  Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated December 31, 1997 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

Exhibit 4.13      Second Supplemental Indenture between Marsh Supermarkets,
                  Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated January 28, 2000 (incorporated herein by reference to Form 10-K for the year ended April 1, 2000)

Exhibit 4.14      Third Supplemental Indenture between Marsh Supermarkets,
                  Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated June 22, 2000 (incorporated herein by reference to Form 10-K for the year ended April 1,
                  2000)

Exhibit 4.15 Credit Agreement between Marsh Supermarkets, Inc. and certain of its subsidiaries and The Provident Bank, as Agent and Arranger, dated June 23, 2000 (incorporated herein by reference to Form 10-K for the year ended April 1, 2000)

Exhibit 23        Consent of Ernst & Young LLP

Exhibit 24 Power of Attorney (included on signature page to this Registration Statement)